UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2007

ANHEUSER-BUSCH COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7823	43-1162835
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Busch Place,	St. Louis, Missouri	63118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  314-577-2000

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Anheuser-Busch Companies, Inc. (the “Company”) met and granted awards of stock options to the executive officers of the Company.  These awards were made pursuant to the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan previously filed as Appendix B to the Company’s proxy statement related to the Annual Meeting of Stockholders held on April 25, 2007.  The forms of the stock option cover sheet and agreements for the executive officers of the Company are filed as Exhibits 10.23 and 10.24 to this Form 8-K and are incorporated herein by reference.  The Committee granted the following total stock option awards to the Company’s named executive officers:

Name and Principal Position	2007 Total Stock Option Awards

August A. Busch IV	773,532
President and Chief Executive Officer

W. Randolph Baker	212,022
Vice President and Chief Financial Officer

Mark T. Bobak	212,022
Group Vice President and Chief Legal Officer

Douglas J. Muhleman	196,850
Group Vice President – Brewing Operations
and Technology, Anheuser-Busch, Inc.

Michael J. Owens	176,141
Vice President – Business Operations
Anheuser-Busch, Inc.

Item 9.01	Financial Statements and Exhibits.
(a)-(c) not applicable

(d)

(e)

10.23
Form of Incentive Stock Option Cover Sheet and Standard Incentive Stock Option Agreement under the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan for executive officers of Anheuser-Busch Companies, Inc.

10.24
Form of Non-Qualified Stock Option Cover Sheet and Standard Non-Qualified Stock Option Agreement under the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan for executive officers of Anheuser-Busch Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.
(Registrant)

BY:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Secretary

DATE:   November 30, 2007